Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Sky Harbour Group Corporation on Form S-8 (No. 333-264999) of our report dated March 24, 2023, on our audits of the financial statements of Sky Harbour Group Corporation as of December 31, 2022 and 2021, and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 24, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

March 24, 2023